EXHIBIT 21

                                  SUBSIDIARIES


Subsidiaries of the Registrant                   Jurisdiction of Incorporation
- ------------------------------                   -----------------------------

Federal Trust Bank                               United States of America





Name under which business is conducted
- --------------------------------------

Federal Trust Bank











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